Exhibit 4.1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CORPORATION’S ARTICLES OF INCORPORATION (INCLUDING THE RELATED CERTIFICATE OF DESIGNATIONS FORMING A PART THEREOF). IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NUMBER: 1	SHARES: 5,000,000

CUSIP NO. 97650W405

WINTRUST FINANCIAL CORPORATION
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D
(no par value)
(liquidation preference $25 per share)

THIS CERTIFIES THAT: CEDE & CO., or registered assigns, is the owner of: FIVE MILLION (5,000,000) fully paid and nonassessable shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value per share, of Wintrust Financial Corporation (the “Corporation”), an Illinois corporation.  The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder hereof in person or by its duly authorized attorney or other representative, upon the surrender of this Certificate properly endorsed.  This Certificate is not valid unless countersigned and registered by the Corporation’s transfer agent and registrar.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed on its behalf by its duly authorized officers.

Dated: June 25, 2015

Secretary	President

Countersigned and registered

Dated: June 25, 2015

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as transfer agent and registrar

By:
Name:
Title:

WINTRUST FINANCIAL CORPORATION

The shares represented by this Certificate are issued subject to all the provisions of the articles of incorporation (including the related Certificate of Designations forming a part thereof) and bylaws of Wintrust Financial Corporation (the “Corporation”) as from time to time amended (copies of which are on file at the principal executive office of the Corporation), to all of which the holder by acceptance hereof assents.

The Corporation will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its transfer agent and registrar.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT Custodian
(Custodian) (Minor)
TEN ENT	-	as tenants by the entireties	under Uniform Gifts to Minors Act of

(State)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common	Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                  HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE AND SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER, OF ASSIGNEE)

(                        ) shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value per share, of the Corporation represented by this Certificate and do hereby irrevocably constitute and appoint                              as attorney to transfer the said shares of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value per share, on the books of the Corporation, with full power of substitution in the premises.

Dated	X
	NOTICE:	The signature to this Assignment must correspond with the name as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatsoever.